UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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The Children’s Place, Inc.
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SPRING 2018: SHAREHOLDER ENGAGEMENT

2 SAFE HARBOR STATEMENT Forward Looking Statements This presentation contains or may contain forward - looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 , including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share . Forward - looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “ anticipate,” “estimate” and similar words, although some forward - looking statements are expressed differently . These forward - looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially . Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10 - K for the fiscal year ended February 3 , 2018 . Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns . Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date they were made . The Company undertakes no obligation to release publicly any revisions to these forward - looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events .

3 THE CHILDREN’S PLACE • 1,014 stores across North America • Growing online retail presence ( www.childrensplace.com ) representing nearly 23% of sales • 190 international points of distribution in 19 countries, open and operated by 7 franchise partners and Tmall in China • #1 pure play children’s specialty apparel retailer in North America, o ffering apparel, footwear and accessories • Highly talented design, merchandising and sourcing teams are core strengths, delivering a superior product offering • Experienced and talented management team focused on consistent execution and operational excellence • Deep knowledge of core customer results in consistent delivery of trend - right product, with an attractive price/value proposition, increasing brand reach with extended sizes • $1.9 billion in revenue, strong brand awareness and significant market share 1 Size and Scale of Our Operations 1 About Our Business 1 As of FY 2017

4 SIGNIFICANT PROGRESS ON STRATEGIC INITIATIVES IN 2017 Successful execution of this strategy is driving operating margin expansion, robust capital returns and increasing shareholder value In fiscal 2017, we continued to make significant progress on our four key strategic growth initiatives developed by our CEO, which included making significant investments in our business Product Focus x Completed more frequent deliveries of updated, trend - right fashion x Increased penetration of wear - now, seasonally appropriate apparel, footwear and accessories Business Transformation Through Technology x Successfully rolled out an important omni - channel initiative to all U.S. stores: buy online, pick - up in store (BOPIS ) x Improved assortment planning and replenishment tool in combination with increased store “tiering ” Global Growth Through Channel Expansion x Leveraged digital channels to enhance brand recognition globally and drive e - commerce sales domestically and internationally x Strengthened relationship with Amazon through the significant expansion of a merchandise replenishment program Store Fleet Optimization x Continued to execute planned closures of underperforming stores x Store fleet optimization initiative has resulted in improved comparable retail store sales and improved profitability in digital business

STRONG LEADERSHIP DRIVING EXCEPTIONAL PERFORMANCE

Jane T. Elfers
CEO, President, Director

- ✓ Developed strategic vision as a leading global omni-channel children's apparel brand and created four pillar strategy for growth
- ✓ Led successful multi-year transformation of PLCE by assembling, motivating and leading a best-in-class management team
- ✓ Continuing to achieve retail industry-leading stock performance
- ✓ Continuing to drive record-breaking financial and operational performance in an extremely difficult retail environment

TSR *vs.* Peers / S&P 500 (2015 – 2017)



PLCE
Peers
S&P 500
+164%
+38%
-24%
Jan-2015
Jun-2015
Nov-2015
Apr-2016
Sep-2016
Feb-2017
Jul-2017
Dec-2017

- **PLCE has significantly out-performed peers, retail and apparel stock indices, and the broader market**
- **1-year TSR in the 94th percentile relative to peers**
- **Top performer of peer group on 3 and 5-year TSR**

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THE CHILDREN'S PLACE

Cumulative Stock Repurchases $90.1 $147.4 $161.5 $110.8 $151.7 $178.9 2015 2016 2017 GAAP Operating Income Adjusted Operating Income EXCEPTIONAL PERFORMANCE ACROSS KEY VALUE DRIVERS Operating Income $2.80 $5.40 $4.67 $3.60 $5.43 $7.91 2015 2016 2017 GAAP EPS Adjusted EPS Earnings Per Share Operating Margin 1 5.2% 8.3% 8.6% 6.4% 8.5% 9.6% 2015 2016 2017 Return Measures 2 • In 2017 , we repurchased stock and paid dividends totaling $146.7 million, or almost 70% of our cash from operations 6 Successful execution of our strategy is driving operating margin expansion, robust capital returns & increasing shareholder value Cumulative Capital Returned to Shareholders 1 Measures progress toward our 12% adjusted operating margin goal 84% 84% 82% 89% 87% 81% ROIC ROE ROA 2017 2015 - 2017 2017 2015 - 2017 2017 2015 - 2017 PLCE has delivered outstanding performance across key value drivers and outpaced the S&P 500 and retail indices’ TSR 2 Percentile of the Company’s peer group GAAP Operating Margin Adjusted Operating Margin $68 $159 $250 $339 $405 $493 $624 $790 $909 $12 $24 $38 $66 2009 2010 2011 2012 2013 2014 2015 2016 2017 Cumulative Dividends

7 ENGAGEMENT AND RESPONSIVENESS During FY 2017, we: • Reached out to shareholders holding approximately 77% of outstanding shares • Engaged with shareholders holding 55% of outstanding shares • Directors led meetings and calls with shareholders holding over 40% of outstanding shares • Received feedback that investors generally do not support recurring special awards (other than in exceptional circumstances and provided that it does not become a standard practice) and would like to see a relative performance metric incorporated as part of our LTIP, particularly a metric that directly measures progress on our strategic growth initiatives In response to shareholder feedback, we have taken the following actions: x Commitment that we have no intention to annualize special awards to our CEO ̶ No special bonus was awarded for fiscal 2017 despite another year of industry - leading performance x Added relative adjusted ROIC as a performance metric for the Company’s LTIP, starting with fiscal 2018 PRSU awards; this metric measures progress against our strategic growth initiatives We highly value the feedback provided by our investors, as evidenced by the enhancements made to our governance and executive compensation programs over many years • Following a disappointing 2017 say - on - pay vote, the Compensation Committee conducted a thorough assessment of all elements of our pay program • We then undertook a significant outreach effort to engage with shareholders to understand their perspectives on our compensation program

8 Pay Element Components Performance Element Link to Strategic Growth Initiatives Base Salary Cash • Reviewed periodically in light of performance factors, market practices & advice of the compensation consultant • Reflects job responsibilities, skills & experience & provides a reasonable, competitive level of fixed compensation given successful execution against strategy Annual Performance Bonus Cash • Rewards achievement of annual financial performance goals • Adjusted operating income measures progress on our strategic growth initiatives by measuring operating performance • Adjusted operating income Long - Term Performance - Based Equity Performance - Based Restricted Stock Units • Adjusted EPS (50%) • Adjusted ROIC (25%)* • Adjusted Operating Margin Expansion (25%)* • Relative ROIC** • Rewards achievement of performance and strategic goals and aligns management and shareholder interests • Adjusted EPS measures progress on strategic growth initiatives by measuring profitability • Adjusted ROIC measures progress on strategic initiatives, including investments in the business transformation through technology initiative • Adjusted operating margin expansion measures progress toward our 12% adjusted operating margin goal *Added in fiscal 2016 in response to shareholder feedback OVERVIEW OF 2017 CEO COMPENSATION STRUCTURE 89% performance - based 1 **Added in fiscal 2018 in response to shareholder feedback 1 Excludes fiscal 2016 award; because of reporting rules, the equity component of the fiscal 2016 award is reflected in the Summary Compensation Table for fiscal 2017 even though this component of the award was granted as part of fiscal 2016 compensation and was previously disclosed in last year’ s proxy statement

BOARD COMPOSITION AND GOVERNANCE

Balanced and Diverse Director Perspectives


1-3 yrs. 3
4-7 yrs. 3
8+ yrs. 3

9 directors with an average tenure of ~5.6 years


33%
Ethnic, gender, national or other diversity

Directors Bring Deep, Relevant Experience

Management/C-Suite	9	Leadership/Strategy	9
Finance/Accounting/Risk Mgmt.	8	Global Business/Int'l Operations	7
Retail Experience	6	Governance/Public Board Service	6
Digital/Omni-Channel/Marketing	5	Technology Implementation	4

Board Governance Best Practices

- Annual mapping of Director skillsets and experience to our business strategy
- Director tenures range from 2 to 10 years, providing the Board with fresh perspectives and experience
- Robust policies on Director refreshment, succession planning, and Board diversity
- Annual Board, Committee and individual Director assessments of performance
- 5 independent directors added since 2014
- Board oversight of risk management
- Encourage continuing Director education with designated annual reimbursement policy

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THE CHILDREN'S PLACE

10 GOVERNANCE & COMPENSATION BEST PRACTICES x Adopted special meeting rights (25%) x Declassified the Board x Adopted proxy access x Eliminated supermajority voting requirements x Capped director participation on outside public company boards at 4 (including PLCE) x Appointed independent Board Chairman x Updated advance notice provisions to lengthen notice window x Increased disclosure regarding Board’s decision making processes x Increased performance - based compensation for CEO x Added value driving performance metrics and a relative metric to LTIP x Eliminated single trigger equity vesting upon a CIC x Eliminated all tax gross - ups (excluding those in connection with standard relocation expenses) x Enhanced stock ownership & holding period requirements for the CEO & other senior executives x Adopted an incentive compensation clawback policy x Prohibited hedging activities x Bonus and performance share caps Governance Compensation 10 The Board has proactively, with regular input from shareholders, updated the Company’s governance and executive compensation frameworks to support our business and align with best practices